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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2001

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                        HAYES LEMMERZ INTERNATIONAL, INC.
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Delaware                             1-11592                   13-3384636
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(State or Other Jurisdiction       (Commission                (IRS Employer
of Incorporation)                  File Number)           Identification Number)

15300 Centennial Drive, Northville, Michigan                            48167
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(Address of principal executive offices)                              (Zip Code)

Registrant's Telephone number, including area code (734) 737-5000
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Item 5. Other Events

Credit Agreement Amendment

         On June 21, 2001, Hayes Lemmerz International, Inc. (the "Company") received formal approval for Consent and Amendment No. 5, dated as of December 15, 2001, to its Third Amended and Restated Credit Agreement, dated as of February 3, 1999 (as amended, the "Credit Agreement"), among the Company, the several lenders from time to time parties to such Credit Agreement, Canadian Imperial Bank of Commerce, as administrative agent and co-lead arranger, Credit Suisse First Boston, as syndication agent and co-lead arranger, Merrill Lynch Capital Corporation, as co-documentation agent, and Dresdner Bank, as co-documentation agent and European swing line administrator.

         Such amendment provides for and/or permits, among other things, the issuance and sale of certain senior unsecured notes (the "Senior Notes") by the Company, a receivables securitization transaction, and changes to the various financial covenants contained in the Credit Agreement in the event that the issuance and sale of the Senior Notes does occur. The amendment also provides the Company with the option of establishing a new "B" tranche of term loans under the Credit Agreement. The amendment also provides for the net cash proceeds of the issuance and sale of the Senior Notes to be applied as follows:
(i) the first $140,000,000, to prepay outstanding term loans (in direct order of stated maturity) under the Credit Agreement; (ii) the next $60,000,000, at the Company's option, to prepay indebtedness of the Company's foreign subsidiaries;
(iii) the next $50,000,000, to prepay outstanding term loans (in direct order of stated maturity) under the Credit Agreement; (iv) the next $50,000,000, at the Company's option, to repurchase or redeem a portion of the Company's existing senior subordinated notes; and (v) the remainder, if any, to prepay outstanding term loans (in direct order of stated maturity) and then to reduce the revolving credit commitments under the Credit Agreement.

         The text of the amendment is being filed as an Exhibit to this report and is incorporated by reference herein.

Certain Litigation

         In the ordinary course of its business, the Company is a party to litigation involving its operations and products, which may include allegations as to manufacturing quality, design and safety. The Company cannot predict the outcome of any such litigation.

         The Company is a party to a patent infringement action, Lacks Incorporated v Hayes Wheels International, Inc., et al. brought by Lacks in March 1997 in the U. S. District Court for the Eastern District of Michigan, regarding certain proprietary processes which Lacks uses and upon which it has patents. In the lawsuit, Lacks alleged that the Company infringed three U. S. patents owned by Lacks. The District Court has dismissed all plaintiff's claims, ruling that all three patents were invalid or were not being infringed by the Company. This ruling has recently been appealed by the plaintiff. Although the Company denies all substantive allegations made by the plaintiff in this lawsuit and is vigorously defending this case, in the event that this lawsuit is determined adversely to the Company and the Company is unable to collect upon the indemnification rights which it has against a co-defendant in this lawsuit, there could be a material adverse effect on the consolidated results of operations of the Company.

Item 7. Financial Statements and Exhibits.

         (c)      Exhibits

         10.33 Amendment No. 5 and Consent, dated as of June 15, 2001, under the Third Amended And Restated Credit Agreement, dated as of February 3, 1999, among Hayes Lemmerz International, Inc., the several lenders from time to time parties to such agreement, Canadian Imperial Bank Of Commerce, as Administrative Agent and Co-Lead Arranger,, Credit Suisse First Boston, as



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                  Syndication Agent and Co-Lead Arranger, Merrill Lynch Capital
                  Corporation, as Co-Documentation Agent, and Dresdner Bank AG, as Co-Documentation Agent and European Swing Line Administrator.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HAYES LEMMERZ INTERNATIONAL, INC.

Date: June 21, 2001                    By: /s/ William D. Shovers
                                          ------------------------------
                                          William D. Shovers
                                          Vice President - Finance



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                                  EXHIBIT INDEX
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
EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
10.33                    Consent and Amendment No. 5